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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 17, 1997 (the "Effective Date") between Steven G. Madere, a resident of Austin, Texas ("Employee"), and Deja News, Inc., a Texas corporation (the "Company").

                                    RECITALS:

            WHEREAS, Employee and Company have previously entered into a Confidentiality and Non-Competition Agreement;

            WHEREAS, the Company has hired a new Chief Executive Officer and employee has resigned as Chief Executive Officer, and intends to resign as President;

            WHEREAS, Employee and the Company desire to amend and restate their employment relationship in connection with the Company's Series B Convertible Preferred Stock financing; and

            WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, upon the terms and conditions set forth herein.

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:

            1. Employment.

                  1.1 Titles and Duties. Upon and subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ Employee for the Employment Term described in Section 1.2 below as its Chief Technology Officer, and Employee is assigned the responsibility associated with such position (including, but not limited to, inventing technologies useful to the Company's business and managing the process of inventing and developing such technologies) and such other duties consistent with his position as may from time to time be assigned to Employee by the Chief Executive Officer (or if there is no Chief Executive Officer, the President), and if Employee occupies the role of President, by the Board of Directors of the Company. Employee hereby accepts such employment and agrees that Employee will serve the Company faithfully, diligently and to the best of his ability during the Employment Term, and


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that Employee will devote all of his business time (exclusive of paid time off and sick leaves taken in accordance with the Company's policies), attention and best efforts to the business of the Company and the performance of Employee's duties hereunder and to carry out Employee's responsibilities in an efficient and business-like manner.

                  1.2 Employment Term. The "Employment Term" shall commence on the Effective Date and, unless sooner terminated pursuant to Section 3 hereof, shall continue for a term of three years. Such employment shall continue thereafter in successive 30-day periods on the terms set forth herein at the option of the Company and Employee until a notice of termination is delivered by either party to the other, which notice shall be given at least thirty (30) days prior to the date designated therein for such termination, unless termination is earlier made for Cause (as defined under Section 3 hereof).

                  1.3 Resignation as President. Employee hereby tenders his resignation as President of the Company, such resignation to be effective as of the date hereof.

            2. Compensation.

                  2.1 Salary. During the Employment Term or any time this Agreement is in effect, Employee shall be paid a monthly salary of twelve thousand five hundred dollars ($12,500) payable in accordance with the Company's normal payroll procedures and which may be increased from time to time if deemed appropriate by the Board of Directors.

                  2.2 Benefits and Perquisites. In addition to salary, Employee shall be entitled to receive such fringe benefits and perquisites, and participate in any employee benefit programs, as are generally established from time to time for vice-president-level employees of the Company.

                  2.3 Business Expenses. The Company shall reimburse Employee for reasonable business expenses necessarily or appropriately incurred by Employee in performing his duties hereunder in accordance with and subject to such policies and procedures regarding employee expenses generally as the Company may from time to time have in effect.

                  2.4 Paid Time Off. Employee shall be entitled to fully-paid time off in accordance with the standard employee paid time off plan. Employee has accrued 170 hours of paid time off as of October 1, 1997. In addition, Employee shall be entitled to all holidays provided under the Company's regular holiday schedule.


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            3. Termination.

                  3.1 General. During the Employment Term, Employee may be terminated by the Company at any time and for any reason, with or without Cause (as defined below), upon delivery of written notice to Employee (i) at least thirty (30) days prior thereto if termination is without Cause or (ii) immediately if termination is made with Cause. In the event that, during the Employment Term, Employee's employment with the Company is terminated by the Company for any reason other than for Cause (other than as provided in Section 1.2), Employee shall be entitled to receive a severance payment in an amount equal to six months of salary at the rate provided for in Section 2.1 hereof, payable, at the option of Employee, either in a single lump sum installment or at such time or times as such salary payments would have been paid to Employee had Employee remained in the employ of the Company during the six month period immediately following the date of termination. After the Employment Term, the Company may terminate Employee for any reason or no reason, with or without Cause, upon 30 day's notice to Employee in accordance with Section 1.2 hereof, and no further payments of salary or compensation shall be due Employee under this Agreement after such 30-day period. If the Company terminates Employee for Cause, no further payments of salary or other compensation shall be due Employee under this Agreement, except to the extent accrued to the date of termination.

                  3.2 Cause. For purposes of this Agreement, "Cause" shall mean misconduct, dishonesty, or other act by Employee that in any way has a direct, substantial and adverse effect on the Company's reputation or its relationship with its customers or employees, which continues or recurs after notice thereof and a reasonable cure period in light of the facts and circumstances (or allegation thereof).

                  3.3 Constructive Termination. For the purposes of this Agreement, the Company shall be deemed to have terminated Employee other than for Cause on the earliest to occur of any of: (i) the Company's material default or breach of Company's obligations under this Agreement which default or breach has not been cured within thirty (30) days after notice regarding the same; (ii) the relocation of the Company so as to make it impractical for Employee to reside in the greater Austin area; (iii) the substantial and material reduction by the Company of the work responsibilities and duties of the Employee, which reduction has not been cured within thirty (30) days after notice regarding the same; or (iv) the substantial and material change by the Company of the conditions or circumstances of Employee's employment to induce Employee to quit, which occurrence is not cured within thirty (30) days after notice regarding the same to the Company detailing the particular circumstances of such occurrence. During the pendency of all actions under this Section 3.3, Company will continue to pay Employee so long as Employee continues to serve the Company in accordance with this Agreement unless Employee has been terminated for Cause in accordance with Sections 3.1 and 3.2 hereof.


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            4. Non-Competition and Non-Solicitation.

                  4.1 Other Employment. During the Employment Term, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm or other entity without the consent of the Company's Board of Directors, nor shall Employee engage in any other activities that conflict with his obligations to the Company. Notwithstanding the foregoing, Employee is permitted to own up to one percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on Nasdaq.

                  4.2 Non-Competition. In consideration of the premises hereof and in further consideration of the disclosure to Employee of confidential and proprietary information of the Company and the specialized training and experience Employee will gain from Employee service to the Company, and for other good and valuable consideration, Employee hereby agrees that for a period of one (1) year after the termination of this Agreement for any reason, Employee will not, without the Company's prior consent, directly or indirectly serve as a partner, joint venturer, officer, director or manager of any company or business engaging in any business activity which is directly or indirectly in competition in the United States with any of the products or services being developed, marketed, distributed, planned, sold or otherwise provided by the Company at such time; provided, however, that Employee may serve in the capacity of a mere employee, consultant, agent, independent contractor or shareholder of a company or business developing Internet or database software. Notwithstanding the foregoing, Employee is permitted to own up to one percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on Nasdaq.

                  4.3 Non-Solicitation. During the Employment Term and for a period of one (1) year after the date Employee is terminated for any reason, Employee will not, without the express prior consent of the Company, individually or on behalf of any other person, corporation, firm or other entity, solicit or encourage any employee of the Company or any subsidiary of the Company to terminate his or her employment with the Company or such subsidiary, or solicit the business of any client or customer of the Company (other than on behalf of the Company) for whom Employee has provided services in the two (2) years prior to termination of this Agreement, provided that this restriction shall only apply to solicitations made, directly or indirectly, to customers on behalf of any person that directly or indirectly competes with the Company.

             5. Proprietary Information and Inventions Agreement. On or before the date of this Agreement, Employee shall execute the Company's standard form of Proprietary Information and Inventions Agreement, a copy of which is attached as Exhibit A hereto.


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            6. Miscellaneous.

                  6.1 Successors; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns. This Agreement may not be assigned by Employee, in whole or in part, without the prior written agreement of the Company and any attempt to do so shall be null and void.

                  6.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or shall be deemed delivered 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company:       Deja News, Inc.
                               9430 Research Boulevard
                               Echelon II, Suite 350
                               Austin, Texas 78759
                               Attention: Chief Executive Officer
                               Fax: (512) 502-8889

      If to Employee:          Steven G. Madere
                               2101 Woodmont
                               Austin, TX 78703

            Any party may, by not less than ten days notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

                  6.3 Taxes. Employee hereby agrees to make appropriate arrangements with the Company for the satisfaction of all federal, State or local income tax withholding requirements and federal social security employee tax requirements applicable to this Agreement.

                  6.4 Governing Law. This Agreement is made and entered into and is to be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.


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                  6.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof except for (i) those matters related to proprietary information and inventions, which are addressed by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A and incorporated herein by reference; (ii) the assignment by Employee to the Company pursuant to a Bill of Sale, dated August 31, 1995, of the proprietary key word search software developed by Employee and others under Employee's direction and having been operated under the name of "Deja News" (the "Software"), together with all rights in and to the trade name "Deja News" and related trade names, trademarks or service marks (collectively, the "Trademark"); and (iii) the letter of Monica
M. Flores, dated August 29, 1995, acknowledging the effectiveness of the aforementioned Bill of Sale to assign to the Company all of her interest, whether by virtue of community property laws or otherwise, in the Software and the Trademark, and disclaiming any current ownership therein. This Agreement supersedes all other prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to such subject matter, and terminates the Confidentiality and Non-Competition Agreement by and between the Employee (as a shareholder) and the Company.

                  6.6 Amendment. This Agreement may be amended only by a written instrument signed by both parties hereto making specific reference to this Agreement and expressing the plan or intention to modify it.

                  6.7 Separability. If any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions of this Agreement shall not be affected thereby. The invalid, ineffective and unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

                  6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same Agreement.


                            [Signature page follows.]


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            IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.

                                       The Company:

                                       DEJA NEWS, INC.


                                       By: /s/ Guy Hoffman
                                           -------------------------------------
                                           Guy Hoffman
                                           Chief Executive Officer


                                       Employee:


                                       -----------------------------------------
                                       Steven G. Madere


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            IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.

                                       The Company:

                                       DEJA NEWS, INC.


                                       By: /s/ Guy Hoffman
                                           -------------------------------------
                                           Guy Hoffman
                                           Chief Executive Officer


                                       Employee:


                                       /s/ Steven G. Madere
                                       -----------------------------------------
                                       Steven G. Madere


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